Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of TransDigm Group Incorporated (the “Company”) for the fiscal year ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory Rufus, Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.
The information contained in the Report fairly presents in all material respects, the financial condition of the Company as of the dates indicated and results of operations of the Company for the periods indicated.

Date: November 13, 2015

/s/ Terrance M. Paradie
Name: Terrance M. Paradie
Title: Executive Vice President and Chief
Financial Officer (Principal Financial and Accounting Officer)